[LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]


The Board of Directors
American Income Holding, Inc.:

We consent to the inclusion of our report dated January 28, 1994, with respect to the consolidated balance sheets of American Income Holding, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the Form 8-K of Torchmark Corporation dated September 29, 1994.

                                                        /s/KPMG Peat Marwick LLP

Dallas, Texas
September 29, 1994

[LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]





The Board of Directors
American Income Holding, Inc.:

We consent to the incorporation by reference in the registration statement (No. 33-51963) of Form S-3 of Torchmark Corporation, as amended, of our report dated January 28, 1994, with respect to the consolidated balance sheets of American Income Holding, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the Form 8-K of Torchmark dated September 29, 1994. We also consent to the reference to our firm under the heading "Experts" in the prospectus.

                                         /s/KPMG Peat Marwick LLP

Dallas, Texas
September 29, 1994